Exhibit 3.1

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION
OF

SMTC CORPORATION

The undersigned does hereby certify on behalf of SMTC Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation on June 15, 2018, resolutions were duly adopted setting forth a proposed amendment (“Amendment”) to the Fifth Amended and Restated Certificate of Incorporation of the Company, as originally filed with the Secretary of State of the State of Delaware on August 28, 2014 (the “Certificate of Incorporation”), declaring the Amendment to be advisable and calling for the Amendment to be submitted to the stockholders of the Company for approval at the Company’s next annual meeting of stockholders. The resolution setting forth the Amendment is as follows:

“NOW THEREFORE, BE IT RESOLVED, that the Board hereby approves an amendment to the Company’s certificate of incorporation to remove Article X, Section 4 of the Company’s certificate of incorporation.”

SECOND: That thereafter, on August 7, 2018, the Corporation held its annual meeting of stockholders, in accordance with Section 211 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That Article X, Section 4 of the Certificate of Incorporation is hereby deleted in its entirety, and all other provisions of the Certificate of Incorporation shall remain in full force and effect.

FOURTH: That pursuant to Section 242 of the General Corporation Law of the State of Delaware the Amendment was duly adopted.

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IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in this Certificate of Amendment are true and correct to his own knowledge, and that this certificate is his own act and deed.

Executed on December 12, 2018.

By:	/s/ Edward Smith
Name:	Edward Smith
Title:	President and Chief Executive Officer